UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2009

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2009, Orexigen Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended September 30, 2009. A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 2.02 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 30, 2009, the Company and Graham Cooper, Chief Financial Officer of the Company, entered into an amendment to Mr. Cooper’s Amended and Restated Employment Agreement, dated December 16, 2008 (the “Amendment”). The Amendment provides that Mr. Cooper shall receive no later than December 31, 2009 a lump sum cash payment from the Company equal to $170,000, less required tax withholdings, to offset commuting costs associated with his expected attendance at the Company’s corporate offices in La Jolla, California. Following October 30, 2009, the Company will no longer be obligated to reimburse Mr. Cooper for such commuting costs.

A complete copy of the Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On October 24, 2009, Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”), during panel discussion at the 27th Annual Scientific Meeting of the Obesity Society in Washington, D.C (the “Meeting”), announced new data from its COR-I, COR-II and COR-Diabetes Phase III clinical trials for Contrave® (naltrexone SR/bupropion SR), the first of the Company’s two late stage product candidates for the treatment of obesity. These data expand on top-line results announced by the Company in July 2009.

The new data show that after completing 56 weeks of therapy with Contrave 32:

•	Approximately 34-48% of patients lost at least 10% of their baseline body weight and approximately 17-23% lost at least 15%;

•

Obese patients classified as higher risk for developing cardiovascular disease and diabetes demonstrated significant improvement in markers of cardiometabolic risk such as waist circumference, HDL, and triglycerides;

•

Patients with type 2 diabetes taking Contrave who began the trial with a hemoglobin A1c (“HbA1c”) level greater than 8% saw a mean HbA1c reduction of 1.1%, which was highly statistically significant compared to placebo;

•	Patients reported an increased ability to control their eating and resist food cravings; and

•	There was no evidence of increased abuse liability.

Additional findings from patients who completed 56 weeks of therapy include:

Efficacy Results

	COR-I			COR-II
	PBO (N=290)	Contrave32 (N=296)		PBO (N=267)	Contrave32 (N=434)
Equal or greater than 5% weight loss (%)	23.1%	61.8	%*	21.7%	75.8	%*
Equal or greater than 10% weight loss (%)	10.7%	34.5	%*	7.9%	48.2	%*
Equal or greater than 15% weight loss (%)	3.1%	17.2	%*	3.4%	23.0	%*

Markers of Cardiometabolic Risk (mean change)

	COR-I			COR-II
	PBO (N=290)	Contrave32 (N=296)		PBO (N=267)	Contrave32 (N=434)
Waist circumference (cm)	-2.7	-6.9	*	-2.1	-7.1	*
Fasting triglycerides (mg/dL)	-3.8	-19.0	*	+0.5	-14.8	*
Fasting HDL (mg/dL)	-0.1	+3.5	*	-1.0	+4.2	*
Fasting LDL (mg/dL)	-2.8	-4.3		-2.0	-6.3	*
hsCRP (mg/L)	-0.5	-1.6	*	0.0	-0.7	*

Markers of Cardiometabolic Risk (mean change among patients with increased cardiometabolic risk)

	COR-I			COR-II
	PBO	Contrave32		PBO	Contrave32
Waist circumference (cm) Males > 102 cm Females > 88 cm	-2.8 (N=282)	-7.1 (N=279	* )	-2.2 (N=254)	-7.3 (N=410	* )
Fasting triglycerides (mg/dL) ≥ 150 mg/dL	-32.0 (N=82)	-66.3 (N=87	* )	-13.9 (N=69)	-51.2 (N=135	* )
Fasting HDL (mg/dL) Males < 40 Females < 50	+1.3 (N=122)	+5.0 (N=121	* )	+1.3 (N=117)	+6.2 (N=184	* )
Fasting LDL (mg/dL) ≥ 160 mg/dL	-22.5 (N=29)	-12.8 (N=31)		-8.0 (N=26)	-27.3 (N=44)
hsCRP (mg/L) > 3 mg/L	-0.7 (N=163)	-2.9 (N=177	* )	-1.1 (N=144)	-1.6 (N=261	* )

*	p<.05 for difference between Contrave and placebo

On October 27, 2009, the Company announced in two oral presentations at the Meeting, results from new intent to treat (“ITT”) analyses from the COR-1 and COR-II Phase 3 clinical trials for Contrave.

Results showed that, on an ITT basis,

•	Approximately 25-33% lost 10% or more of their body weight and 12-16% lost at least 15%; and

•	Obese patients on Contrave demonstrated significant improvements in important markers of cardiometabolic risk including waist circumference, HDL and triglycerides.

Additional data are outlined in the below table:

Efficacy Result+
	COR-I			COR-II
	PBO (N=511)	Contrave32 (N=471)		PBO (N=456)	Contrave32 (N=702)
Greater than or equal to 10% weight loss (%)	7.4%	24.6	%*	5.7%	32.9	%*
Greater than or equal to 15% weight loss (%)	2.0%	11.9	%*	2.4%	15.7	%*

Markers of Cardiometabolic Risk+

	COR-I			COR-II
	PBO (N=511)	Contrave32 (N=471)		PBO (N=456)	Contrave32 (N=702)
Waist circumference (cm)	-2.5	-6.2	*	-2.1	-6.7	*
Fasting triglycerides (mg/dL)	-3.5	-18.1	*	-0.5	-11.8	*
Fasting HDL (mg/dL)	-0.1	+3.4	*	-0.9	+3.6	*
Fasting LDL (mg/dL)	-3.3	-4.4		-2.1	-6.2	*
hsCRP (mg/L)	-0.4	-1.1	*	+0.2	-0.8	*

+	Data based on ITT last observation carried forward analyses of all randomized patients who had at least one post-baseline observation while on study drug.
*	p<.05 for difference between Contrave and placebo

Contrave Obesity Research (COR) Trial Design and Safety Profile

All Phase 3 trials in the COR program were 56 week, randomized, double-blind, placebo-controlled trials. The co-primary endpoints were the proportion of patients achieving at least 5% weight loss and percent change in body weight compared to placebo. Secondary endpoints included multiple measures of cardiometabolic risk, food cravings and eating control, as well as HbA1c in the COR Diabetes trial. Patients were randomized to receive either placebo or Contrave, administered twice a day, with a four week titration period.

Across the entire COR program, seven serious adverse events were attributed by investigators as possibly related to Contrave treatment. These include cholecystitis (gallbladder inflammation), seizure, palpitations, paresthesia and vertigo. The most frequently observed treatment-emergent adverse events were nausea, constipation and headache. Nausea was the leading adverse event resulting in discontinuation; however, for the majority of patients experiencing nausea, it was mild to moderate, transient and manageable.

At week 56, mean blood pressure was generally unchanged from baseline for Contrave patients compared to placebo patients, who tended to experience a slight decrease (approximately 2 mm Hg) from baseline. Contrave treatment did not appear to disrupt the normal circadian pattern of blood pressure. There was a slight increase in pulse (approximately 1 beat per minute) in Contrave patients compared to placebo patients, whose pulse was generally unchanged. There were no meaningful treatment effects on ECGs or laboratory measures including liver function tests. Treatment with Contrave was not associated with increases in symptoms of depression or suicidal ideation and there was no evidence of abuse dependence.

The Company believes that it remains on track to submit a New Drug Application for Contrave with the FDA in the first half of 2010.

* * *

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this Current Report on Form 8-K is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the efficacy and safety of Contrave, the potential for, and timing of, filing an NDA for Contrave, the commercial and therapeutic potential of Contrave, and the potential to obtain regulatory approval for, and effectively treat obesity with Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: additional analyses of data from the Contrave Phase 3 trials and any other clinical trials of Contrave may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted clinical trials; the FDA may not agree with the Company’s interpretation of efficacy and safety results; earlier clinical trials may not be predictive of future results; Contrave may not receive regulatory approval on a timely basis or at all, and the FDA may require Orexigen to complete additional clinical, non-clinical or other requirements prior to the submission or the approval of an NDA for Contrave; the potential for adverse safety findings relating to Contrave to delay or prevent regulatory approval or commercialization, or result in product liability claims, including serious adverse events that are not characterized by clinical investigators as possibly related to Contrave and adverse events associated with its individual components; the third parties on whom Orexigen relies to assist with the development programs for Contrave, including clinical investigators, contract laboratories, clinical research organizations and manufacturing organizations, may not successfully carry out their contractual duties or obligations or meet expected deadlines, and the quality or accuracy of the data or materials generated by such third parties may be of insufficient quality to include in the Company’s regulatory submissions; the ability of Orexigen and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement by and between Orexigen Therapeutics, Inc. and Graham Cooper, dated October 30, 2009.

99.1	Press Release, dated November 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: November 4, 2009	By:	/s/ GRAHAM K. COOPER
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement by and between Orexigen Therapeutics, Inc. and Graham Cooper, dated October 30, 2009.

99.1	Press Release, dated November 4, 2009